Table of Contents

Registration No. 333-276779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM S-1/A

Amendment 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVECH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	98-0419476
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

602.793.8058

(Registrant’s telephone number, including area code)

Pacific Stock Transfer Co.

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

702.361.3033

(Address, including zip code, and telephone number, including area code, of agent for service)

Correspondence:

Rhonda Keaveney J.D.

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

602.793.8058

Rhonda@scctransferllc.com

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholder identified herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☐ Yes ☒ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec.232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

☐ Yes ☒ No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated April 22, 2024

Invech Holdings, Inc.

3,277,416

Resale Shares of Common Stock

This prospectus relates to the offering and resale by the following shareholders, as the selling stockholders of up to 3,277,416 shares of common stock.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” of this prospectus for more information. See the section entitled “Selling Stockholder” of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our Company is currently listed as Pink Current Information on the OTC Markets platform, stock symbol IVHI. We have a limited stock quotation on OTC Markets. The market for our stock is uncertain at this time. Our securities could be particularly illiquid due to being listed on this market.

The selling stockholders will sell at a fixed price until our shares are listed or quoted on an existing public trading market, such as the OTCQB, OTCQX or OTCBB, and thereafter at prevailing market prices or privately negotiated prices. The fixed selling price is $.001.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Investing in our securities involves risks. You should carefully read the “Risk Factors” of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2024

INVECH HOLDINGS, INC.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “IVHI” and “our Company” refer to Invech Holdings, Inc., a Nevada corporation.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents that are incorporated herein by reference contain certain forward-looking statements within the meaning of United States securities laws, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words including, but not limited to the following; “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are based on the Company’s current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated. These risks and uncertainties include the following:

•	The availability and adequacy of our cash flow to meet our requirements;
•	Economic, competitive, demographic, business and other conditions in our local and regional markets;
•	Changes or developments in laws, regulations or taxes in our industry;
•	Actions taken or omitted to be taken by third parties including our competitors, as well as legislative, regulatory, judicial and other governmental authorities;
•	Competition in our industry;
•	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;
•	Changes in our business strategy, capital improvements or development plans;
•	The availability of additional capital to support capital improvements and development; and
•	Other risks identified in this report and in our other filings with the Securities and Exchange Commission or the SEC.

You should read this prospectus completely and with the understanding that actual future results may materially differ from expectations set forth in forward looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, when evaluating the information presented in this registration statement or our other disclosures because current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors set forth in the section entitled “Risk Factors” in this prospectus.

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ITEM 3.	SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus. These risks can be summarized as follows:

Business Related Risks

•	We have incurred operating losses in some of our historical periods and we could incur additional losses until we successfully integrate acquired practices, improve collections for procedures and reduce operating expenses.
•	Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations.
•	We may encounter substantial competition in the public company compliance consulting industry and our failure to compete effectively may adversely affect our ability to generate revenue.
•	We may face a number of risks associated with our business services, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition.
•	Our development will depend on the efforts of key management, key personnel and our relationships with operators and other partnerships.
•	Our officers, directors and principal stockholders own a large percentage of our stock and other stockholders have little or no ability to elect directors or influence corporate matters.

Risk Related to our Stock

•	Our stock trades on an unsolicited basis only, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.
•	Our common stock is defined as “penny stock” under the Exchange Act, and the rules promulgated thereunder.
•	We may issue more shares in an acquisition or merger, which will result in substantial dilution.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” the “Company” and “IVHI” refer to Invech Holdings, Inc. You should read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

Business of Issuer

IVHI is company in the public company compliance industry. We specialize in drafting regulatory documents and consulting for public companies. Our services include FINRA corporate filings, drafting incorporation and corporate documents, drafting OTC Markets Disclosure Statements, and general public company compliance. IVHI acts as an outside consulting firm for these services.

The Company is moving in a new direction, statements made in regard to our business are forward looking statements and we have a limited history of performance. Management has extensive experience in the public company compliance business and is actively looking for suitable personnel to incorporate into the management team.

Plan of Operation

As of this time, and for the remainder of this fiscal year ending 12/31, the Company plans to focus the public company compliance industry. We will continue to market our brand by contacting microcap public companies, email campaigns showcasing our services, and referrals from current clients.

If an opportunity presents itself, we will partner with investors in the purchase of a compliance consulting firm to expand our revenue stream and further establish a brand in the public company compliance industry.

Opportunities may come to the Company’s attention from various sources, including our management, our stockholders, professional advisors, securities broker dealers, venture capitalists and private equity funds, members of the financial community and others who may present unsolicited proposals. At this time, the Company has no plans, understandings, agreements, or commitments with any individual or entity to act as a finder in regard to any business opportunities. While it is not currently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions, reorganizations or other such transactions, such firms may be retained if such arrangements are deemed to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company is in the microcap public company compliance business and may have opportunities to expand. Opportunities will be reviewed to align with the respective needs and desires of the Company. We will consider expanding our business model if it meets the legal structure and method deemed by management to be suitable. In implementing a structure for a particular transaction, the Company may become a party to a merger, consolidation, reorganization, tender offer, joint venture, license, purchase and sale of assets, or purchase and sale of stock, or other arrangement the exact nature of which cannot now be predicted. Additionally, the Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization. Implementing such structure may require the merger, consolidation, or reorganization of the Company with other business organizations and there is no assurance that the Company would be the surviving entity. In addition, our present management and stockholders may not have control of a majority of the voting shares of the Company following reorganization or other financial transaction. As part of such a transaction, some or all of the Company’s existing directors may resign and new directors may be appointed. The Company’s operations following the consummation of a transaction will be dependent on the nature of the transaction. There may also be various risks inherent in the transaction, the nature and magnitude of which cannot be predicted.

The Company expects to continue to incur moderate losses each quarter until a transaction considered appropriate by management is effectuate.

We have not generated any revenue as of this filing and have no consulting clients.

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Burn Rate

To implement our plan of operations we require a minimum of $25,000 to maintain websites, email campaigns, marketing materials, and general administration expenses. Our monthly burn rate is approximately $2,083.  The month on which we will run out of funds will be in April 2024 unless we raise additional capital.

Government Regulation

Upon effectiveness of this Form S-1, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

Going Concern

The Company has not attained profitable operations and is dependent upon obtaining financing to pursue any extensive acquisitions and activities. During the year ended December 31, 2023, the Company incurred a net loss of $64,641 and used cash of $63,641 for operating activities. As of December 31, 2023, the Company had a working capital deficit of $23,641 and an accumulated deficit of $241,199. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  The audited financial statements included in this Form S-1 does not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Corporation Information

Our principal executive offices are located at PO Box 26496, Scottsdale, Arizona 85255, and our telephone number is (602) 793-8058. Our website address is www.invechconsulting.com, although the information on our website is not deemed to be part of this prospectus.

Our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Our sole executive officer and director owns a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliates beneficially own 100% of the outstanding voting stock for our Preferred A shares and .09% of the outstanding voting stock for our Common shares.

As a result, our sole office and director, and controlling shareholder, can determine the outcome of any actions taken by us that require stockholder approval. For example, she will be able to elect all our directors, control the policies and practices of the Company and control the outcome of any proposed business combination.

This concentration of ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock. Investing in our stock is risky and investors could lose their entire investment.

Ownership is set forth in section entitled “Security Ownership Of Certain Beneficial Owners And Management” starting on page 58

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

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Preferred Stock

Each share of Convertible Series A Preferred Stock shall be convertible, at the option of the holder, into 1,000 fully paid and non-assessable shares of the Company’s Common Stock. In addition, holders of the Convertible Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Company’s Common Stock. The holder is entitled to 1,000 Common Share votes for every 1 share of Convertible Series A Preferred Stock. Detailed risk factors discussing the disparate voting rights of the Preferred Shares and Common Shares and the associated risks to investors are set forth in section entitled “Risk Factors” on page 6 and “Description Of Capital Stock” on page 25.

Related Party Transactions

During the period ended December 31, 2023, SCC advanced the Company $30,641 to pay for general operating expenses. The advance is non-interest bearing and due on demand.

Our Common Stock

Our common stock is quoted on OTC Markets Pink Current under the symbol “IVHI”.

Organization

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc.

On March 18, 2003, the Company changed its name to Hubei Pharmaceutical Group, Ltd., and to Amersin Life Sciences Corporation on January 6, 2005. On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd and to MegaWin Investments, Inc. on February 21, 2018. Finally, the Company changed its name to Invech Holdings, Inc. on July 19, 2018.

In 1996, the Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and subsequently filed Form 10SB to register its common stock in 2002. The company became delinquent in its financials reporting in 2005 and filed a Form 15-12G in 2006 to terminate their registration. The Company subsequently filed the delinquent reports and remains non reporting. IVHI is currently filing financial reports under OTC Markets Alternative Reporting Standards.

The company was a natural resource company engaged in the acquisition, exploration and development of mineral properties. On May 17, 2002, the Company filed an amendment to its Articles of Incorporation and changed its name to Pan Asia Communications Corp.

The Company has entered into a merger agreement on May 23, 2000, with Cashsurfers, Inc., an Internet based technology business. On July 24, 2000, the agreement was terminated because the Company was unable to raise sufficient capital required under the merger agreement and was unable to make payment to Cashsurfers under the terms of the agreement.

On October 5, 2000, the Company entered into an Acquisition Agreement with UWANTCASH.com, Inc. whereby the Company acquired 100% of the issued and outstanding common and preferred shares of UWANTCASH.com, Inc. The Company was unable to raise the capital required under the terms of the acquisition agreement and as a result of the default, the acquisition agreement was terminated on December 6, 2000. The Company has no operations at that time.

In 2001 the Company effected a 1 for 10 reverse stock split and on May 15, 2002, the Company entered into an agreement to acquire the Access Network Limited subsidiary of VOIP Telecom, Inc., in exchange for the issuance of 8,000,000 shares to shareholders and owners of Access stock and an additional 4,000,000 shares to Keppel Corp. to extinguish a debt due by Access to Keppel. Shortly after, the Company completed a rescission agreement whereby the share acquisition was cancelled. All company shares issued for debt settlements were cancelled.

On March 17, 2003, the Company acquired the majority interest in Hubei Pharmaceutical Co. Ltd. The Company issued 22,000,000 common shares resulting in a change in control.

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On September 10th, 2004, the Company entered into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. At that time the Company was engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. In October 2005, the Company terminated its participation in the Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province, China.

On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd. and conducted a 1 for 20 reverse stock split. On April 10, 2007, the Company raised its authorized shares to 500,000,000.

Business operations for Invech Holdings, Inc. were abandoned in 2007 and its Nevada registration was revoked. A custodianship action, as described in the subsequent paragraph, was commenced in 2017.

On October 17, 2017, the Eighth Judicial District Court, Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

January 2018, the Custodian appointed Robert Chin as sole officer and director.

SCC was compensated for its role as custodian in the amount of 120,000 shares of Convertible Preferred A Series Stock (“Preferred A Stock”). In January 2018, the Custodian sold these shares to Queen Investment (HK) Ltd. for the purchase price of $35,000. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on April 18, 2018. See appointment and termination of custodianship court orders attached as an Exhibit.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

The Company filed a Certificate of Amendment with the Nevada Secretary of State on February 22, 2018, to change its name to Mega Win Investments, Inc. and FINRA approved the corporate action.

The Company filed a Certificate of Amendment with the Nevada Secretary of State on July 19, 2018 to change its name to Invech Holdings, Inc. and FINRA approved the corporation action.

On May 24, 2020, Queen Investment (HK) Ltd. cancelled 10,000 shares and sold 110,000 shares of Preferred A Stock and 9,006,335 shares of restricted Common Stock to ETAO Logistic Inc. for the purchase price of $50,000. Robert Chin, sole officer and director resigned his positions and appointed Zhilian Wu and Dong Chen as officers and directors.

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represent the majority control. At that time the Company implemented a new business plan and IVHI is now in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

As of the date of this filing, liabilities and debts have been addressed and the legal opinion for debt write off is attached as an Exhibit.

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THE OFFERING

This prospectus relates to the resale by shareholders as listed in Selling Security Holdings on page 17 as the selling stockholders, selling stockholders of up to 3,277,416 shares of common stock, par value $0.001 per share, of the Company (“Resale Shares”).

Resale Shares

The selling stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder.

The selling stockholders may sell any, all or none of the Resale Shares offered by this prospectus and we do not know when or in what amount, the selling stockholders may sell the Resale Shares of common stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders in the offering described in this prospectus.

Securities Offered

Issuer:	Invech Holdings, Inc.

Trading Market:	The common stock offered in this prospectus is quoted on the OTC Pink Current under the symbol “IVHI”. In the future, we intend to seek to have our common stock listed on a national securities exchange. However, we may not be successful in having our shares listed on a national securities exchange.

Shares of common stock outstanding prior to the offering:	10,521,335

Use of proceeds:	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Plan of Distribution:	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

RISKS RELATED TO OUR BUSINESS

Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

The Company has a limited operating history

Although IVHI has was incorporated in 1998, We have a limited operating history. The Company has undergone several changes in our corporate name, nature of business, and voided multiple material agreements due to the lack of funds.

The Company was in the industry of pharmaceuticals preparations, then in the industry of mineral mining, then gaming industry. The Company was unable to continue its business model in any of the mentioned industries due to lack of securing capital to fulfill its obligations.

Invech Holdings, Inc. has, as of this filing, incurred losses throughout its operating history. The Company was unable to raise sufficient capital to make payments required under the several merger agreements and voided those agreements. IVHI was ultimately abandoned by management in 2007 due to the lack of capital to continue its operations.

Current management has implemented a new business model and plans to grow the company, however IVHI has limited operating history in its current industry, regulatory compliance for small public companies.

Investing in our Company involves a high degree of risk. Our ability to grow, retain and engage new clients, while increasing our revenue depends on our ability to successfully market our services.  We have generated no revenue to date and our ability to continue operations is not presently known. Risks we consider immaterial could ultimately harm our business. If we don’t raise sufficient capital to maintain operations, market our services, and grow our clientele, we will be unable to continue our business model. Our stock could decline and investors may lose all or part of your investment.

We have incurred operating losses, and have no current source of revenue

We do not expect to generate revenues until we further our business model. We can provide no assurance that we will produce any material revenues for our stockholders, or that our contemplated business will operate on a profitable basis. We have generated no revenue for the last two fiscal years that are reported in this statement.

We will, likely, sustain operating expenses without corresponding revenues, at least until we generate more business from gyms and our marketing efforts increase the popularity of our brand. This may result in our incurring a net operating loss that will increase until we increase our client base. We cannot assure you that any such business will be profitable at the time.

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Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2023, and 2022 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in the public company compliance consulting industry and our failure to compete effectively may adversely affect our ability to generate revenue

We believe that existing and new competitors will continue to improve in cost control and performance in whatever business we acquire. We have a good number of competitors, and we will be required to continue to invest in service development and productivity improvements to compete effectively in our industry. Our competitors could develop innovative services or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Regulatory approvals for our services

At this time the Company is subject to OTC Markets and Securities and Exchange Commission regulations relating to our business model. However, our future business may be subject to additional laws and regulations.

We may face a number of risks associated with our business services, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to continue our business within the industry of regulatory compliance consulting for public companies. The risks commonly encountered in implementing and maintaining a business plan is insufficient revenues to offset increased expenses associated with operating expenses, marketing, and possibly finding a merger candidate. Additionally, we operate a small business at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to grow our business, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have a small operation and continued implementation of our business model is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories in additional to our marketing efforts, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. The success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

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We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form S-1, we will be an SEC reporting company. The Company is currently a small business and has limited revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business merger may result in a change of control and a change of management.

In conjunction with a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

Related party transactions and stock dilution

Regulation S-K, Item 404(d)(1) requires that small reporting companies, as defined by § 229.10(f)(1), disclose the acquisition of an entity as it related to a related-party transaction.

Ms. Keaveney is sole shareholder and sole officer and director of Invech Consulting Corporation (“ICC”). IVHI executed a consulting service agreement with ICC. In exchange for public company compliance services, ICC will receive 1,000,000 shares of IVHI restricted public shares for 6 months of service.

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Stock dilution occurs when a company issues additional shares, resulting in a decrease in the ownership percentage of existing shareholders. The reduction in ownership can significantly impact the value of shareholders' investments and the financial statements of the company. Stock dilution can impact the value of investors stock and alter the ownership structure of the company. ICC will own .09% of the Company’s stock diluting current shareholders by a small percentage. As of this filing, the shares have not been issued.

We depend on our officers and the loss of their services would have an adverse effect on our business

We have one officer and director of the Company, and this is critical to our chances for business success. We are dependent on her services to operate our business and the loss of this person would have an adverse impact on our future operations until such time she could be replaced, if she could be replaced. We do not have employment contracts or employment agreements with our officer, and we do not carry key man life insurance on her life.

Because we are significantly smaller than some of our competitors, we may lack the resources needed to capture market share

We are at a disadvantage as smaller operating company; we are a development stage business. Many of our competitors have already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative services that compete directly with our business services. No assurance can be given that we will be able to compete successfully within the public company compliance industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to grow our business

Our management has extensive experience when acting in the officer and director capacity, however we will need to hire additional personnel and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and continue our business model.

Legal disputes could have an impact on our Company

We engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

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Risks Related to Our Shareholders and Shares of Common Stock

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the six-month period since it filed its Form S-1 information if the company is not current on all of its periodic reports required to be filed within the SEC during the six months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding six months and since the filing of the Form S-1, or Rule 144 is not available for the resale of securities.

Our Company is currently listed as Pink Current Information on the OTC Markets platform

Our stock quote is currently listed on OTC Markets. The market for our stock is uncertain at this time. Our stock is not eligible for proprietary broker-dealer quotations. All quotes in our stock reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling this stock. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making. Our securities could be particularly illiquid due to being listed on this market and that if we remain on the Pink Current Information, it could impede a potential merger, acquisition, reverse merger or our current business pursuant to which the company could cease to be an operating company.

The regulation of penny stocks by the SEC may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock trades on the OTCQB and we are subject to a SEC rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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There is presently a limited public market for our securities

Our common stock trades on an unsolicited basis only on the OTC Markets, and an active market may never develop. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock trades on an unsolicited basis only, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 500,000,000 shares of common stock of which 10,521,335 shares are currently outstanding and 5,000,000 shares of Preferred Stock are authorized, of which 1,000,000 shares of Series A Convertible Preferred Stock are authorized and 300,000 are outstanding.

Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. If our convertible preferred stockholders choose to convert their stocks to common stocks, the stocks they receive are newly issued. This increases the total number of common shares. Because the number of common shares increases while the value of the company remains the same, the value of existing shares goes down. In other words, the new common shares dilute the value of all the common shares, which drives down the share price, give current shareholders fewer voting rights and less ownership of the company.

Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

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Our director has the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Our Articles of Incorporation provide our directors with limited liability.

Our Articles of Incorporation state that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) or shall be liable because the director (1) shall acted or omitted to act which involves intentional misconduct, fraud or a knowing violation of law; or (2) paid dividends in violation of Section 78.300 of the NRS. Our Articles of Incorporation further state that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the NRS, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

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Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	raudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2023 and concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2023 The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (1) lack of sufficient personnel commensurate with the Company’s reporting requirements; (2) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (3) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions (4) the Company has only one officer and director.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliates beneficially own 100% of the outstanding voting stock for our Preferred A shares and .09% of the outstanding voting stock for our Common shares. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our articles of incorporation or by-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for a vote.

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As a result, our sole office and director, and controlling shareholder, can determine the outcome of any actions taken by us that require stockholder approval. For example, she will be able to elect all our directors, control the policies and practices of the Company and control the outcome of any proposed business combination.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock. Investing in our stock is risky and investors could lose their entire investment.

In addition, Section 13 of our By-laws state the following;

Section 13 Super Majority Votes: Motions on the following issues shall require the vote of at least sixty-five percent (65%) of the Stockholders to carry:

A.	Amending these By-Laws;

B.	Capital Contributions;

C.	Removal of the Director or any Officer;

D.	Issuing New Shares of stock;

E.	Issuing New Classes of Shares;

F.	Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and

G.	Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Our Preferred A shareholder has over 65% of the voting shares and will carry the necessary votes to determine the outcome for all of the above-mentioned actions.

Section 15 of our By-laws state the following;

Section 15 Stock Transfer Restrictions. A Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent to Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

Any purported sale or transfer of shares of Stock in the Corporation undertaken without compliance with all the provisions of Section 15 shall be void and without effect.

Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

Under Section 78.242 of the Nevada Revised Statutes, this provision applies to the holders of restricted stock that has not been registered in is being sold or transferred in a private sale. It is the policy of our Board to review the private sale and approve the sale if all required documentation is in order. The majority stockholder must also approve the sale. In this case, it is our Preferred A Stock shareholder, who is also our sole officer and director.

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The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors. You should not place undue reliance on these forward-looking statements.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares are currently listed on the OTC Market Pink Sheets under the symbol “IVHI”.

The following table sets forth the high and low prices for our common stock per quarter as reported by the OTC Markets based on our fiscal year end December 31, 2023 and 2022.  These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	HIGH	LOW
Fiscal Year 2023
First Quarter (Jan.1, 2023 – March 31, 2023)	$.135	$.135
Second Quarter (April 1, 2023– June 30, 2023)	.135	.135
Third Quarter (July 1, 2023 – Sept. 30, 2023)	.135	.135
Fourth Quarter (Oct. 1, 2023 – Dec. 31, 2023)	.135	.135

	HIGH	LOW
Fiscal Year 2022
First Quarter (Jan.1, 2022 – March 31, 2022)	$.135	$.135
Second Quarter (April 1, 2022– June 30, 2022)	.135	.135
Third Quarter (July 1, 2022 – Sept. 30, 2022)	.135	.135
Fourth Quarter (Oct. 1, 2022 – Dec. 31, 2022)	.135	.135

	HIGH	LOW
Fiscal Year 2021
First Quarter (Jan.1, 2021 – March 31, 2021)	$1.16	$.55
Second Quarter (April 1, 2021– June 30, 2021)	1.16	.128
Third Quarter (July 1, 2021 – Sept. 30, 2021)	.165	.135
Fourth Quarter (Oct. 1, 2021 – Dec. 31, 2021)	.135	.135

As of April 22, 2024, there were 10,521,336 shares of the registrant's $0.001 par value common stock issued and outstanding, which were owned by approximately 292 holders of record, based on information provided by our transfer agent.

Transfer Agent

The transfer agent and registrar for our common stock is Pacific Stock Transfer.

ITEM 4.	USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling stockholder in this offering. See “Plan of Distribution” elsewhere in this prospectus for more information.

ITEM 5.	DETERMINATION OF OFFERING PRICE

Our common stock is presently traded on the OTC Market under the symbol “IVHI”.  The selling shareholder will sell its shares at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholder.

ITEM 6.	DILUTION.

To the extent that we sell and issue additional shares of our common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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ITEM 7.	SELLING SECURITY HOLDERS

Selling Stockholder Table

Name of Shareholder	Affiliate (5% Shareholder, Officer/Director, Other Affiliation	Securities Beneficially Owned Prior to Offering (5)	% Beneficial Ownership Before Offering if More Than 1%	Securities Being Offered	% Beneficial Ownership After Offering if More Than 1%
	None of the listed shareholders are officers/directors or have any affiliation		All Shareholders own less than 1%	All Shareholders are offering 100% of Shares owned	All Shareholders own less than 1%
Eric Bao		50,000		Common Stock
LEUNG CHE FUNG		50,000		Common Stock
CHAN CHUNG HOE		50,000		Common Stock
XIAO WEN LIN		50,000		Common Stock
CHUN QING LIU		50,000		Common Stock
HAO FENG NI		50,000		Common Stock
TAN WEI SHENG		50,000		Common Stock
MARCUS VOO WEI SYN		50,000		Common Stock
LI YI TUNG		50,000		Common Stock
YU HUA WANG		50,000		Common Stock
LOW WEN YEONG		50,000		Common Stock
LAM YAU MAN		50,000		Common Stock
JING CUI		45,000		Common Stock
JIAN CHAO CHEN		40,001		Common Stock
XIAO HUA HUANG		40,000		Common Stock
YAN YA WANG		40,000		Common Stock
KA ZHENG		40,000		Common Stock
YAN JUAN ZHENG		40,000		Common Stock
ALEX CHEN		30,000		Common Stock
BIN CHEN		30,000		Common Stock
RUI FANG CHEN		30,000		Common Stock
YING CHEN		30,000		Common Stock
YEEWA LAM		30,000		Common Stock
WEN ZHONG LI		30,000		Common Stock
JIN YOU LIN		30,000		Common Stock
RICKY LIN		30,000		Common Stock
XIAN FENG OU		30,000		Common Stock
LAMCHOW CHUN P		30,000		Common Stock
MENG HUI WANG		30,000		Common Stock
WEI QING WANG		30,000		Common Stock
LI MIN WEI		30,000		Common Stock
CHOI CHUN WONG		30,000		Common Stock
TUNG HUNG WONG		30,000		Common Stock
JIN LING YOU		30,000		Common Stock
HONG QIU ZHENG		30,000		Common Stock
XIN ZHENG		30,000		Common Stock
YUE HUA ZHENG		30,000		Common Stock
WONG SUK WAI		30,000		Common Stock
CHENG IOK WA		25,000		Common Stock
BINFENG CAO		22,889		Common Stock
JUAN FANG CHEN		20,000		Common Stock
MEICHING CHU		20,000		Common Stock

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XIU YUN DONG	20,000	Common Stock
XIUYING FANG	20,000	Common Stock
JIAN WU LI	20,000	Common Stock
PEI QIN LI	20,000	Common Stock
JIE YONG LIAN	20,000	Common Stock
ZHEN FEI LIU	20,000	Common Stock
NHI KHIET LU	20,000	Common Stock
YUCHEN PENG	20,000	Common Stock
ZHENG CHUN ZENG	20,000	Common Stock
ZHEN SHAN ZHANG	20,000	Common Stock
YONG PING ZHENG	20,000	Common Stock
JIE WU HE	20,000	Common Stock
XIAO LIANG HE	15,000	Common Stock
KAI WEN LIN	15,000	Common Stock
ZU XUN SHI	15,000	Common Stock
LILI ZHENG	15,000	Common Stock
QIN JIE ZHENG	15,000	Common Stock
KERRISLANE CAPITAL CORP	15,000	Common Stock
JIANSHENG CAI	11,000	Common Stock
GUIHONG CHA	10,000	Common Stock
CHEUNG HUNG CHAK	10,000	Common Stock
LAI LING CHAN	10,000	Common Stock
JIAO CHANG	10,000	Common Stock
HUI CHEN	10,000	Common Stock
SHUILIAN CHEN	10,000	Common Stock
MAK KWAN HING CONNIE	10,000	Common Stock
YING LI	10,000	Common Stock
YU ZUO LIANG	10,000	Common Stock
LIANGPING DENG	10,000	Common Stock
YIK MIU LING	10,000	Common Stock
CAO LINGLI	10,000	Common Stock
XIAOXUE LIU	10,000	Common Stock
XUE ZHEN LIU	10,000	Common Stock
YINYIN LIU	10,000	Common Stock
QIANNAN LONG	10,000	Common Stock
DAN NOVELL LUO	10,000	Common Stock
YOUNGHO PAE	10,000	Common Stock
XIAOLI PAN	10,000	Common Stock
HONGMEI PENg	10,000	Common Stock
GUIZHEN QIU	10,000	Common Stock
YUJUAN SHAO	10,000	Common Stock
FENG SONG	10,000	Common Stock
CHUN YING SUN	10,000	Common Stock
SHU YUN WANG	10,000	Common Stock
ZHUANJIAO WANG SHIMIN WU	10,000	Common Stock
XINGYAN WU	10,000	Common Stock
LIMEI XIE	10,000	Common Stock
YUYUN XIE	10,000	Common Stock
BING XU	10,000	Common Stock
DAIFENG XUE	10,000	Common Stock
CONGCONG YE	10,000	Common Stock
LIN YINGJUN	10,000	Common Stock
XIUJIN YU	10,000	Common Stock

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YAN QIN ZHANG	10,000	Common Stock
YUAN JUN ZHAO	10,000	Common Stock
GUANG LIANG ZHEN	10,000	Common Stock
HUI LING CHEN	10,000	Common Stock
HONG YUN LI	8,000	Common Stock
JIE CHEN	7,950	Common Stock
ERIC H FLETCHER	5,000	Common Stock
JAUW KIM HOEA	5,000	Common Stock
RED DOT CAPITAL INC	5,000	Common Stock
RED DOT MANAGEMENT INC	5,000	Common Stock
CHEE L LAU	5,000	Common Stock
GUANG HUA LI	5,000	Common Stock
XIU LAN QIU	5,000	Common Stock
STEFANIE GAO YAN	5,000	Common Stock
HE XIN YANG	5,000	Common Stock
KEVIN H GAO	4,069	Common Stock
HE YING SONG	4,000	Common Stock
MARIO J BALESTRIERI TR	4,000	Common Stock
HE LI JUN	3,672	Common Stock
RUO QI CHEN	3,500	Common Stock
ZHONG PING CHEN	3,000	Common Stock
YI LING KUO LEUNG	3,000	Common Stock
CHUN XIU LI	3,000	Common Stock
FENG LI	3,000	Common Stock
MARIO J BALESTRIERI FAMILY TRUST	3,000	Common Stock
SAU MAN WONG	3,000	Common Stock
LENHART CONSULTING AG	3,000	Common Stock
WEN BO LIN	2,650	Common Stock
ZHU XIAN ZHAO	2,500	Common Stock
AI ZHEN CHEN	2,500	Common Stock
XIAO FANG LIANG	2,000	Common Stock
CHUNG HSUAN LIN	2,000	Common Stock
JASON ZHAO SHENG LUO	2,000	Common Stock
PERSONALVORSORGESTIFTUNG DER MEIER & CIE AG	2,000	Common Stock
KEPPEL COMMUNICATIONS PTE LTD	1,810	Common Stock
TONG CHEN	1,663	Common Stock
PIN REN LI	1,000	Common Stock
MEI LING ZOU	1,000	Common Stock
CHIU CHI FAI	1,000	Common Stock
CHEUNG WAI HA	889	Common Stock
NG SHUK KING	889	Common Stock
CHOI WAI KWAN	889	Common Stock
CHAN LAI LING	889	Common Stock
TANG MAN KUEN MABEL	889	Common Stock
WONG TAN MING	889	Common Stock
LUI MING SUN	889	Common Stock
CHAN CHUN TAK	889	Common Stock
LEUNG LAI WAH	889	Common Stock
YIP YIM MING	889	Common Stock
GREGORY S YANKE LAW CORPORATION AS TRUSTEES	888	Common Stock
618335 BC LTD	750	Common Stock
CRYSTAL ZHANG	750	Common Stock

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ANWAR AWAN	750	Common Stock
DEITRICH HAMPEL	707	Common Stock
PETER STEURER	696	Common Stock
ERWIN HEUCHERT	625	Common Stock
ANDREW CARROL	610	Common Stock
JOSEF KAELIN	550	Common Stock
MARIO J BALESTRIERI FAMILY TRUST	500	Common Stock
WANG YING	500	Common Stock
STANDINGOFFERS.COM INTERNET SERVICES INCORPORATED	500	Common Stock
INVESTOR COMPANY	390	Common Stock
ANDY CHU	308	Common Stock
PATRICK C M CHUNG	300	Common Stock
ROBERT E CRAWFORD JR	300	Common Stock
MANULIFE SECURITIES INCORPORATED	300	Common Stock
E*TRADE CLEARING LLC FBO HUASHENG WANG	300	Common Stock
ALPHONS BUCHER	262	Common Stock
GREG G DUREAULT	250	Common Stock
MAN KIND INTERNATIONAL LTD	250	Common Stock
MANFRED PUCHNER	250	Common Stock
DAVID VICKARS	250	Common Stock
RON MACPHERSON	229	Common Stock
DIETRICH HAMPEL	225	Common Stock
ROBERT CRAWFORD	217	Common Stock
RONALD G MACPHERSON	200	Common Stock
GABRIELE MOENNING	200	Common Stock
RAYMOND PAYEUR	200	Common Stock
ALEXANDER MCDONALD	200	Common Stock
R K GEDDES	191	Common Stock
TONY BEUTMUELLER	190	Common Stock
DR HAMPEL	179	Common Stock
XIN LIU	165	Common Stock
RY-BRAND HOLDINGS LTD	150	Common Stock
XIAO HUA QIN	150	Common Stock
LIXIN CHENG	150	Common Stock
ROMAN EISELE	145	Common Stock
PATRICK M FOX	125	Common Stock
ERWIN HEUCHERT	125	Common Stock
BLACKWELL INDUSTRIES 2000 LTD	123	Common Stock
LAURETTA BELL	113	Common Stock
ROEL DE HAAS	100	Common Stock
BABAC IMAMI	100	Common Stock
ROLF-DIETER MONNING	100	Common Stock
MARGARITA WOO	100	Common Stock
DOUG VIDETO	185	Common Stock
ROBERT GAWALKO	85	Common Stock
THOMAS GEORG	85	Common Stock
HANS MACHEREY	75	Common Stock
RONALD PILKEY	75	Common Stock
BRUNO GOTTI	74	Common Stock
PAUL GAWALKO	56	Common Stock

20

ERWIN HEUCHERT	50	Common Stock
DIANNE PINDER	50	Common Stock
JURGEN SHULTE	50	Common Stock
TAN UONG	50	Common Stock
RONALD D WILL	50	Common Stock
JOHN ARBUCKLE	50	Common Stock
RICHARD GRUMBIR	43	Common Stock
ANDY CHOW	35	Common Stock
LEIF VICKARS	34	Common Stock
MARK VICKARS	29	Common Stock
ROBERT WISDEN	29	Common Stock
NBCN CLEARING INC FBO GLEN BOYD	29	Common Stock
MICHAEL GAWALKO	25	Common Stock
JORGEN JAKOBSEN	25	Common Stock
CHRISTIAN LOCHER	25	Common Stock
ERIC POLCIN	25	Common Stock
JOHN SERRA & GLORIA SERRA JTTEN	25	Common Stock
ANDREW BLAIS	24	Common Stock
GERALD BLAIS	20	Common Stock
STEVE BROUGHTON	20	Common Stock
BONNIE WITTMEIER	20	Common Stock
WILIAM E MACLEOD	20	Common Stock
MICHAEL TAMLYN	19	Common Stock
TIM MACDONALD	17	Common Stock
BLAINE MCNUTT	15	Common Stock
STACEY COMBS	15	Common Stock
TOM O'NEILL	8	Common Stock
PIERRE BRUNET	8	Common Stock
DIANE E BELL	2	Common Stock
JEAN FRANCOIS BRETON	1	Common Stock
JOANNE M BROCKWAY & JULI-ANNE BROCKWAY JTTEN	1	Common Stock
ISLAND CORPORATION C/O INTERNATIONAL TRUST CO OF NIUE	1	Common Stock
GARY GOGAL	1	Common Stock
CHERYL GRANDIN	1	Common Stock
GEORGE HENDY	1	Common Stock
MARIO L KARCICH & DAPHNE M KARCICH JT TEN	1	Common Stock
THOMAS PATRICK KENNEDY & CLARE G HOLMGREN JTTEN	1	Common Stock
573506 B.C. LTD	1	Common Stock
CAROLYN OLDERSHAW	1	Common Stock
PAUL RHODES & CHRISTINE RHODES JTTEN	1	Common Stock
JAGJIT SINGH SATARA	1	Common Stock
RICHARD KAHRAMON SIMON & JUDITA GABRIELA MOZES-SIMON JT TEN	1	Common Stock

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ITEM 8.	PLAN OF DISTRIBUTION SELLING STOCKHOLDERS

The selling stockholder identified below in this prospectus may offer and sell up to 3,277,416 shares of our common stock, which consists of shares of common stock. The shares of common stock registered for resale represents approximately 31% of our issued and outstanding shares of common stock, based on the 10,521,335 shares of our issued and outstanding shares as of April 8, 2024.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Listed shareholders will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of the selling stockholders, the number of shares of our common stock beneficially owned by such stockholders before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of April 22, 2024, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering represents 31% outstanding shares as of April 22, 2024.

Unless otherwise set forth below, (a) the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

We are registering the Resell Shares to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resell Shares offered by this prospectus.

The selling stockholders and any of their respective pledgees, donees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

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•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders each have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if such person deems the purchase price to be unsatisfactory at any particular time.

In connection with these sales, each of the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker dealers engaged by any of selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders may not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares from certain liabilities, including liabilities arising under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders. Upon our notification by a selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a post-effective amendment to this registration statement, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

Each of the selling stockholders may be deemed an “underwriter,” and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters,” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

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The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including Regulation M. These provisions may restrict activities and limit the timing of purchases and sales of any of the shares by the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the selling stockholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser are responsible for paying any discounts, commissions and similar selling expenses they incur.

Since each of the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, each Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or single coordinating broker acting in connection with the proposed sale of the Resale Shares by the selling stockholders.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Resale Shares, to the extent the selling stockholders have distributed the Resale Shares to its respective shareholders, by its respective shareholders, without volume or manner of sale restrictions during a six month period without registration (ii) all of the Resale Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by any person. We will make copies of this prospectus available to the selling stockholders and the selling stockholders will need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Blue Sky Restrictions on Resale

If any selling stockholder wants to sell shares of our common stock under this registration statement in the United States, such person will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases shares of our common stock from the selling stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

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ITEM 9.	DESCRIPTION OF CAPITAL STOCK

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 500,000,000 shares of capital stock, of which 495,000,000 are shares of Common Stock, Par Value $0.001 per share (the “Common Stock”) and 5,000,000 are shares of Preferred Stock, Par Value $0.001 per share (the “Preferred Stock”). As of April 22, 2024, there are 10,521,335 shares of Common Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 5,000,000 shares of Preferred Stock authorized with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

As of April 22, 2024, there are 1,000,000 shares of Convertible Series A Preferred Stock authorized and 300,000 shares of Preferred A Stock issued and outstanding.

Each share of Convertible Series A Preferred Stock shall be convertible, at the option of the holder, into 1,000 fully paid and non-assessable shares of the Company’s Common Stock. In addition, holders of the Convertible Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Company’s Common Stock. The holder is entitled to 1,000 Common Share votes for every 1 share of Convertible Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.0001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s By-laws copies of which have been filed as exhibits to this Form S-1.

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Section 13 of our By-laws state the following;

Section 13      Super Majority Votes: Motions on the following issues shall require the vote of at least sixty-five percent (65%) of the Stockholders to carry:

A.	Amending these By-Laws;

B	Capital Contributions;

C	Removal of the Director or any Officer;

D.	Issuing New Shares of stock;

E.	Issuing New Classes of Shares;

F.	Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and

G.	Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Our Preferred A shareholder has over 65% of the voting shares and will carry the necessary votes to determine the outcome for all of the above-mentioned actions.

Section 15 of our By-laws state the following;

Section 15 Stock Transfer Restrictions. A Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent to Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

Any purported sale or transfer of shares of Stock in the Corporation undertaken without compliance with all the provisions of Section 15 shall be void and without effect.

Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

Under Section 78.242 of the Nevada Revised Statutes, this provision applies to the holders of restricted stock that has not been registered in is being sold or transferred in a private sale. It is the policy of our Board to review the private sale and approve the sale if all required documentation is in order. The majority stockholder must also approve the sale. In this case, it is our Preferred A Stock shareholder, who is also our sole officer and director.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

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(d) Holders.

As of April 22, 2024, there are approximately 292 holders of an aggregate of 10,521,335 shares of our Common Stock issued and outstanding.

As of April 22, 2024, there is 1 holder of 300,000 shares of our Convertible Series A Preferred Stock issued and outstanding.

(d) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(f) Securities authorized for issuance under equity compensation plans.

None.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Articles of Incorporation, as amended, the Certificate of Designations for the Series of Preferred Stock and our Bylaws (as amended, the “Bylaws”), could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Articles of Incorporation provides that our Board has the authority to issue additional series of preferred stock and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. Preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Pacific Stock Transfer, 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

Market Information

Our common stock price is quoted on the OTC Markets Pink Current under the symbol “IVHI”.

ITEM 10.	INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by the law firm of Allen Tucci, Esq., Archer & Greiner, P.C, LLP, Philadelphia, PA.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2023 and 2022 included in this prospectus have been audited by BFBorgers, CPA PC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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ITEM 11.	INFORMATION WITH RESPECT TO THE REGISTRANT

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services, products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

Forward-looking statements in this prospectus include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this prospectus, which you should carefully read. Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common shares in our capital stock.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

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•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2023, must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Invech Holdings, Inc. is development stage company. Our business model is regulatory compliance consulting for public companies and possible acquisitions of operating companies in the public company compliance industry. In summary, IVHI is focused on raising capital for its business model. As of this filing, we have not raised any capital.

Our Company was previously a shell company, and, as of January 21, 2023, has changed its status to a non-shell company. We believe IVHI qualifies as a non-shell company as defined by the SEC given all applicable criteria. Specifically, the Company is active in pursuing and growing its business, showing tangible success in that regard, owns non-nominal assets, has employees, and has active and ongoing contracts and operations each of material importance, as further detailed below. In addition, the Company signed a Consulting Service Agreement with Invech Consulting Corporation to market IVHI to prospective clients and preparing compliance documents for those clients.

The SEC, in Release No. 33-8869 (the “Release”), defines a “shell company” to mean a registrant, other than an asset-backed issuer, that has:

No or nominal operations; and

Either:

•         No or nominal assets;

•         Assets consisting solely of cash and cash equivalents; or

•         Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

This does not include a development stage company pursuing an actual business, a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation S-K [AB].

We are considered a development stage company, given all applicable criteria as described below. The definition above uses the word “and” after no or nominal operations, a company must have “no or nominal operations” before the analysis even gets to “no or nominal assets”. In other words, if a company can prove it has more than nominal operations, it cannot be considered a shell company as defined in the Release.

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In the Release, several commenters were concerned that the definition of a shell company set forth above would capture virtually every company during its start-up phase and that the definition was therefore too broad. The SEC specifically addressed this situation in footnote 172 to the Release by saying, in applicable part:

Contrary to commenters’ concerns, Rule 144(i)(1)(i) is not intended to capture a “startup company,” or in other words, a company with a limited operating history, in the definition of a reporting or non-reporting shell company, as we believe that such a company does not meet the condition of having “no or nominal operations.”

One can carry out an analysis of a startup company’s business activities during its “limited operating history” to determine whether the company has engaged in activities that are, at a minimum, sufficient to manifest a strong commitment to developing a legitimate business. These activities include, but are not limited to, the following:

•	entering into agreements with customers, vendors, manufacturers, etc.;
•	filing patent, trademark, and copyright applications with respect to the company’s intellectual property;
•	executing license or sublicense agreements with respect to the company’s intellectual property;
•	entering into product development agreements or similar agreements for the development of a product or service;
•	hiring employees; and
•	incurring material operating expenses such as research and development expenses;

Given these criteria, the Company cannot be considered a shell company. We are incurring material operating expenses and service expenses relating to drafting compliance documents and marketing our services to potential clients. Our officer and director, Rhonda Keaveney, has extensive experience in public company compliance. In addition, we have incurred material expenses in the operation of our business, such accountant expenses, legal expenses, research expenses, annual state registration expenses, subscription to online disclosure sites and so forth. These, and other elements of our operating status as further described below, show that we indeed are and have “engaged in activities that are, at a minimum, sufficient to manifest a strong commitment to developing a legitimate business.” It is our assertion that since January 21, 2023, Invech Holdings, Inc. has not been a shell company.

On January 21, 2023, Invech Holdings, Inc., a Nevada corporation, executed a Share Purchase Agreement, whereby, Small Cap Compliance, LLC purchased 300,000 shares of the Company’s Preferred A Stock. Small Cap Compliance, LLC became the majority shareholder and SCC’s sole owner, Rhonda Keaveney, was appointed officer and director of IHVI.

At this time IVHI revised its business model to utilize the expertise of its officer and director to implement a new business plan of regulatory compliance consulting for public companies. Services include FINRA corporate filings, drafting incorporation and corporate documents, drafting OTC Markets Disclosure Statements, and general public company compliance. The Company will act as an outside consulting firm for these services.

Our Business Strategy and Products and Services

The Company is engaged in public company compliance. Microcap public company compliance is increasingly important and expanding after amendments to Rule 15c2-11. The amendments were adopted to enhance investor protection by requiring that microcap public companies, specifically pink sheet companies listed on OTC Markets, to become more transparent via expanded regulatory compliance.

We provide regulatory compliance services relating to OTC Markets, FINRA and the SEC. Our services include the following:

Our Services

•	SEC reporting (8K, 10Q, 10K, form 10 registration, S1 registration, Super 8K, SEC letters)
•	FINRA reporting (corporate actions, 15c2-11 filings)
•	OTC Markets reporting (alternative reporting disclosure statements)
•	Public disclosures (Press releases)
•	Other services

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The Company is conducting business in the following areas of compliance:

•	Microcap pink current companies
•	Grey market caveat emptor companies
•	OTCQB companies

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into any definitive agreements for a merger candidate. In our continued efforts to maximize our business plan, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology
•	Competitive position as compared to other businesses of similar size and experience within our contemplated segment as well as within the industry as a whole
•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources
•	The extent to which the business opportunity can be advanced in our marketplace; and
•	Amendments to compliance rules

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share-based payments. Amounts could materially change in the future.

RESULTS OF OPERATIONS

Year Ended December 31, 2023

Working Capital

	December 31, 2023 $	December 31, 2022 $
Current Assets	7,000	–
Current Liabilities	30,641	–
Working Capital (Deficit)	(23,641)	–

Cash Flows

	December 31, 2023 $	December 31, 2022 $
Cash Flows used in Operating Activities	63.641	–
Cash Flows used in Investing Activities	–	–
Cash Flows from Financing Activities	70,641	–
Net change in Cash During Year	7,000	–

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Operating Revenues

During the year ended December 31, 2023, the Company recorded revenues of $0 compared to revenues of $0 during the year ended December 31, 2022.

Operating Expenses and Net Loss

During the year ended December 31, 2023, the Company recorded operating expenses of $64,641 compared to $0 during the year ended December 31, 2022, an increase of $64,641. The increase in operating expenses for 2023 was due to auditor fees, OTC Markets fee, transfer agent fees, and legal fees.

Net loss for the year ended December 31, 2023, was $64,641 as compared with $0 during the year ended December 31, 2022.

For the year ended December 31, 2023, the Company recorded a loss per share of $0.01 as compared to $0.00 during the year ended December 31, 2022.

Liquidity and Capital Resources

As of December 31, 2023, the Company had cash of $7,000 and total assets of $0 compared to cash of $7,000 and total assets of $0 as at December 31, 2022.

As of December 31, 2023, the Company had total liabilities of $30,641 compared with total liabilities of $0 at December 31, 2022. The Company incurred no liabilities during the year ending 2023 due to auditor fees, OTC Markets fee, transfer agent fees, and legal fees.

As of December 31, 2023, the Company had a working capital deficit of $23,641 compared with a working capital of $0 as of December 31, 2022.

During the year ended December 31, 2023, the Company issued 0 common shares.

Cash Flows from Operating Activities

During the year ended December 31, 2023, the Company used $63,641 of cash for operating activities compared with $0 of cash for operating activities during the year ended December 31, 2022.

Cash Flows from Investing Activities

During the year ended December 31, 2023, the Company received $0 of cash for investing activities compared to the incurrence of $0 from investing activities during the year ended December 31, 2022.  During fiscal 2023, the Company’s focus was on locating a suitable business merger candidate.

Cash Flows from Financing Activities

During the year ended December 31, 2023, the Company received $70,641 of proceeds from financing activities compared to proceeds of $0 during the year ended December 31, 2022.

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Going Concern

The Company has not attained profitable operations and is dependent upon obtaining financing to pursue any extensive acquisitions and activities. During the year ended December 31, 2023, the Company incurred a net loss of $64,641 and used cash of $63,641 for operating activities. As of December 31, 2023, the Company had a working capital deficit of $23,641 and an accumulated deficit of $241,199. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  The audited financial statements included in this Form S-1 does not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

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DESCRIPTION OF BUSINESS

Corporate History

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc.

In 1996, the Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and subsequently filed Form 10SB to register its common stock in 2002. The company became delinquent in its financials reporting in 2005 and filed a Form 15-12G in 2006 to terminate their registration. The Company subsequently filed the delinquent reports and remains non reporting. IVHI is currently filing financial reports under OTC Markets Alternative Reporting Standards.

The company was a natural resource company engaged in the acquisition, exploration and development of mineral properties. On May 17, 2002, the Company filed an amendment to its Articles of Incorporation and changed its name to Pan Asia Communications Corp.

On March 18, 2003, the Company changed its name to Hubei Pharmaceutical Group, Ltd., and to Amersin Life Sciences Corporation on January 6, 2005. On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd and to MegaWin Investments, Inc. on February 21, 2018. Finally, the Company changed its name to Invech Holdings, Inc. on July 19, 2018.

The Company has entered into a merger agreement on May 23, 2000, with Cashsurfers, Inc., an Internet based technology business. The Company was obligated to raise in excess of $2,500,000 by the private placement of the Company's common stock as a condition of completion of the merger. The proceeds of the private placement would be used to fund the operation and development of the Cashsurfers business.On July 24, 2000, the agreement was terminated because the Company was unable to raise sufficient capital required under the merger agreement and was unable to make payment to Cashsurfers under the terms of the agreement. As a result of the merger and subsequent termination was dilution of stock ownership percentage for our existing shareholders, increased debt, and loss of our business model.

On October 5, 2000, the Company entered into an Acquisition Agreement with UWANTCASH.com, Inc. whereby the Company acquired 100% of the issued and outstanding common and preferred shares of UWANTCASH.com, Inc. in exchange for five million shares of common stock in IVHI. The acquisition agreement was terminated on December 6, 2000. The Company has no operations at that time. As a result of the termination of a second merger within a six-month period, our stock was further diluted, and our debt increased because we had no operations.

In 2001 the Company effected a 1 for 10 reverse stock split and on May 15, 2002, the Company entered into an agreement to acquire the Access Network Limited subsidiary of VOIP Telecom, Inc., in exchange for the issuance of 8,000,000 shares to shareholders and owners of Access stock and an additional 4,000,000 shares to Keppel Corp. to extinguish a debt due by Access to Keppel. In addition, IVHI issued 2,00,000 shares as a finder’s fee. Shortly after, the Company completed a rescission agreement whereby the acquisition was cancelled. All company shares issued for debt settlements were cancelled.

On March 17, 2003, the Company acquired the majority interest in Hubei Pharmaceutical Co. Ltd. The Company issued 22,000,000 common shares resulting in a change in control.

On September 10th, 2004, the Company entered into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. At that time the Company was engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. In October 2005, the Company terminated its participation in the Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province, China. As a result of the termination of the merger, our stock was further diluted, and our debt increased because we had no operations.

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Due to multiple mergers and termination of those mergers, have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. As a result of multiple mergers and termination of such mergers, the Company has accumulated liabilities and has not generated any revenue. In the past, the Company filed Form S-8s to register stock for issuance in lieu of cash payment to employees and consultants. In addition, the Company raised money with convertible debentures. As a result, our shareholders have been diluted, and our stock price has been volatile, and the future of our business and continued operations are uncertain.

Business operations for Invech Holdings, Inc. were abandoned in 2007 and its Nevada registration was revoked. A custodianship action, as described in the subsequent paragraph, was commenced in 2017.

Small Cap Compliance, LLC attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

On October 17, 2017, the Eighth Judicial District Court, Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

The Eighth Judicial District Court, Clark County, Nevada awarded custodianship to the Custodian based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, the Custodian appointed Rhonda Keaveney as sole officer and director.

January 2018, the Custodian appointed Robert Chin as sole officer and director.

SCC was compensated for its role as custodian in the amount of 120,000 shares of Convertible Preferred A Series Stock (“Preferred A Stock”). In January 2018, the Custodian sold these shares to Queen Investment (HK) Ltd. for the purchase price of $35,000. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on April 18, 2018. See appointment and termination of custodianship court orders attached as an Exhibit.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

On May 24, 2020, Queen Investment (HK) Ltd. cancelled 10,000 shares and sold 110,000 shares of Preferred A Stock and 9,006,335 shares of restricted Common Stock to ETAO Logistic Inc. for the purchase price of $50,000. Robert Chin, sole officer and director resigned his positions and appointed Zhilian Wu and Dong Chen as officers and directors.

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represent the majority control. At that time the Company implemented a new business plan and IVHI is now in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

Our Present Business

IVHI is company in the public company compliance industry. We specialize in drafting regulatory documents and consulting for public companies. Our services include FINRA corporate filings, drafting incorporation and corporate documents, drafting OTC Markets Disclosure Statements, and general public company compliance. IVHI acts as an outside consulting firm for these services.

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We provide the following services to small cap public companies.

FINRA Corporate Actions:

•	Name change
•	Form 15c2-11
•	Reverse stock splits
•	Symbol change
•	Mergers
•	Domicile change

SEC Reporting

•	Edgar filings including 10Q, 10K, 8K
•	Form 10 and S-1
•	SEC comment letters

OTC Markets

•	Disclosure Statements
•	Legal opinions
•	Caveat Emptor removal
•	Drafting financials
•	Uplisting to OTCQB and Nasdaq

Incorporating Companies

•	Formation of new companies
•	Redomicile
•	File annual reports
•	File amendments

Internal Compliance

•	Drafting board minutes
•	Drafting by-laws
•	Drafting Articles of Incorporation
•	Drafting M & A and divestiture documents

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and expanding our business.

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We anticipate that new business opportunities will be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and expand our business, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

On September 10, 2023, IVHI executed a Consulting Service Agreement (“Agreement”) with Invech Consulting Corporation (“ICC’) whereby ICC will market IVHI to prospective clients and draft the documents for public company compliance in exchange for 1,000,000 shares of the Company’s restricted common stock. The Agreement is attached as an Exhibit.

Competition

Our company is competing with other companies and consultants in the microcap public company compliance industry, our competition includes larger firms and sole consulting persons that specialize in compliance. In addition, it will be difficult to get into some public companies as they have counsel on retainer to draft documents relating to compliance. We will compete in markets where more established companies, with larger budgets and more staff, can offer more services. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry changes. Additionally, increased competition is possible to the extent that new companies enter the marketplace as a result of continued expansion into new geographies. We believe that diligently establishing and expanding our business on new platforms such as Instagram and Facebook will establish us in this industry. Additionally, we expect that establishing our service offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new competitors entering the marketplace.

We are competing in the microcap public company compliance industry; growth will be accomplished through the advertising, email campaigns, and referrals from current clients.

Achieving this growth will increase development costs and the cost of our services. In turn, we may not be able to meet the competitive price point dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will profit from our current business model and have no merger candidates as of the time of this filing.

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Revenue Generation

We generate revenue by preparing compliance documents for public companies. Revenues are generated through the preparation of SEC regulation documents such as S-1 filings, Form 10 filings, and 8-K filings, FINRA Corporate Action filings and OTC Markets filings.

Operations

Our company is headquartered in Scottsdale, Arizona, where our executive, administrative and operational management are based. To date, the Company has begun implementing its business plan and is attempting to secure additional funding to continue expansion of our services and products.  The Company has not had any significant revenues generated from its business operations since inception.  Until the Company is able to generate any consistent and significant revenue, it may be required to raise additional funds by way of equity or debt financing.

Our Market

Microcap public company compliance is increasingly important and expanding after amendments to Rule 15c2-11. The amendments were adopted to enhance investor protection by requiring that microcap public companies, specifically pink sheet companies listed on OTC Markets, to become more transparent via expanded regulatory compliance.

Intellectual Property

We do not have any proprietary technology, know-how or intellectual property.

Dependence on Key Customers

We do not expect to be dependent on any key customers.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form S-1, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

Employees

The Company currently has one executive officer. Rhonda Keaveney. Ms. Keaveney serves as Chief Executive Officer and Chief Financial Officer.

Ms. Keaveney is the sole member of the former custodian, Small Cap Compliance, LLC and sole shareholder in Invech Consulting Corporation.

Management of the Company expects to use consultants, attorneys and accountants as necessary, and it is not expected that Invech Holdings, Inc. will have any full-time or other employees, except as may be the result of completing a transaction that would expand the Company.

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Seasonality of Business

There is no seasonality with respect to our business or major fluctuations in monthly demand.

Environmental Matters

There are no environmental matters concerning our business model.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Property

Invech Holdings, Inc. does not currently own property.

MARKET FOR OUR COMMON STOCK

Our stock quote is currently listed on OTC Markets. The market for our stock is uncertain at this time. Our stock is not eligible for proprietary broker-dealer quotations. All quotes in our stock reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling this stock. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making. Our securities could be particularly illiquid due to being listed on this market and that if we remain on the Pink Current Information, it could impede a potential merger, acquisition, reverse merger or our current business pursuant to which the company could cease to be an operating company.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Officers and directors and additional information concerning them are as follows:

Rhonda Keaveney, J.D., Chief Executive Officer (age 57)

Rhonda L. Keaveney is the Founder and Managing Member of Small Cap Compliance, LLC, a securities compliance firm specializing in micro-cap public companies. Ms. Keaveney founded Small Cap Compliance, LLC in 2014 and has been her principal employment since inception. Her experience includes securities compliance, reverse mergers, custodian shells, OTC Markets filings and company reorg.

Ms. Keaveney has been appointed custodian of several public entities in her position with Small Cap Compliance, LLC. Her duties as custodian require Ms. Keaveney to rehabilitate a microcap company that is disrepair. These duties include state filings to reinstate the company, bringing the company current with their transfer agent, holding shareholder meetings, appointing officer and directors, negotiating company debt, general day to day management and compliance.

Ms. Keaveney’s experience with custodian entities is a great fit for the position of sole officer, director, and executive officer of Invech Holdings, Inc. She has extensive knowledge of microcap companies that require regulatory compliance. Ms. Keaveney has experience in drafting registration statements (S-1 and Form 10) and regulatory compliance (Edgar filings, OTC Markets filings, FINRA corporate actions, internal company controls, daily management of public companies).

Ms. Keaveney has worked in the public company industry for over 20 years and has extensive experience in rehabilitating administratively abandoned public companies and mergers and acquisitions.

Ms Keaveney started in the industry as stockbroker in 1993, Series 7 and 63 licensed. After working for several boutique brokerage firms, she moved into the role of compliance officer in 1996, holding a Series 24 license and managed brokers for mutual fund and annuity companies.

After her role as compliance officer, Ms. Keaveney held the position of COO for an OTCBB company, MotorSports Emporium, Inc., from 2005 through 2008. She managed the financial accounting department and maintained SEC compliance for the company. Since then, she has acted as Interim CEO for several OTC Pinks companies and assisted in reorganization of these entities.

After law school Ms. Keaveney also holds a Juris Doctor degree and worked as an independent contractor for the State of Arizona in 2013. She was assigned to state appointed attorneys and assisted in preparation and trying of cases.

At this time Ms. Keaveney is CEO, Director, Secretary and Treasurer of the following custodian companies. Ms. Keaveney was appointed as custodian through her company Small Cap Compliance, LLC. The custodianships have been terminated for all companies listed below.

Adsouth Partners, Inc. Custodian appointment June 21, 2023, termination date September 5, 2023

XSport Global, Inc. Custodian termination date March 29, 2022

Invech Holdings, Inc. (non-custodian entity, purchased control block of stock on 1/21/2023)

Small Cap Compliance, LLC and Rhonda Keaveney are not considered a promoter for Invech Holdings, Inc. under the meaning of Securities Act Rule 405(1)(ii).

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There are potential conflicts when managing multiple public companies:

•	Finding a suitable merger candidate or developing a business

•	Continuing to fund these companies by paying transfer agent fees, audit and accounting fees, and attorney fees

•	Time management

•	Maintaining regulatory compliance for companies

•	Small Cap Compliance, LLC is majority shareholder for these companies

Ms. Keaveney is the sole director of IVHI. Ms. Keaveney has experience in servicing as director of several public companies, as listed below. In her role as director for each of these companies, Ms. Keaveney was responsible for implementing and assessing the company’s operating plan. This entailed the following:

•	financial literacy in assisting auditors and accountants in preparing financials (filing financial reports with OTC Markets and the SEC)

•	extensive knowledge of compliance regulation in administration of daily management matters for public companies (drafting board minutes, negotiating with creditors, compliance with transfer agent regulation, regulatory compliance)

•	corporate governance experience that supports transparency and protection of shareholder interests (holding shareholder meetings, posting financial reports and disclosure statements, filing Form 10s and working with outside counsel to maintain compliance)

•	knowledge and experience of the specific state statutes that govern board governance for each company that Ms. Keaveney is director (each state has its own statutes that require public companies comply with state of incorporation rules)

•	experience in drafting board of director documents and compliance with the differing state statutes

•	hiring outside contractors to maintain compliance and transparency (attorneys, auditors, accountants)

Small Cap Compliance, LLC/Ms. Keaveney are no longer associated with the companies listed below, except for the companies listed above. The custodianships have been terminated for all companies listed below.

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CUSTODIAN COMPANIES

COURT	COMPANY NAME TICKER	CUSTODIAN APPOINTMENT/ DISCHARGE RELATIONSHIP	BUSINESS COMBINATION ENGAGEMENT	FILED OFFERINGS REGISTRATION UNDER THE SECURITIES ACT	DATE OF ASSOCIATION TERMINATION TRANSACTION TYPE PRICE AND ENTITY	SMALL CAP COMPLIANCE, LLC RETAINED EQUITY AFTER TRANSACTION
8th Judicial District Court, Clark County Nevada	Adsouth Partners, Inc. ASPR	06/21/23-9/05/23 Custodian CEO, Director	Microcap public company compliance	None	N/A	N/A as of this filing
9th Judicial Circuit Court, Orange County, Florida	Vestiage, Inc.VEST	5/26/22-8/30/22 Custodian CEO, Director	Event Planning for Gyms	None	August 25, 2023, Stock Purchase Agreement $335,00 Well Profit Holdings, Ltd.	None
9th Judicial Circuit Court, Orange County, Florida	NuOncology Labs, Inc. NLAB	10/1/21-12/9/21 Custodian CEO, Director	None	None	4/1/22, Stock Purchase Agreement $230,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	XSport Global, Inc. XSPT	06/28/21-03/29/22 Custodian CEO, Director	None	None	N/A	None
2nd Judicial District Court, Denver County, Colorado	Consolidated Capital of North America Inc. CDNO	1/28/21-4/19/21 Custodian CEO, Director	None	None	02/10/21 Stock Purchase Agreement $60,000, Individual	None
20th Judicial District Court, Boulder County, Colorado	Megalith Corp. MEGH	1/28/21-4/15/21 Custodian CEO, Director	None	None	02/10/21 Stock Purchase Agreement $60,000, Individual	None
2nd Judicial District Court, Denver County, State of Colorado	Commodore International Corp. CDRL	11/19/20-8/17/20 Custodian CEO, Director	None	None	07/13/20 Stock Purchase Agreement $45,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	PURIO, Inc. PURO	11/16/17-1/17/18 Custodian	None	None	12/6/17 Stock Purchase Agreement $28,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	Soligen Technologies, Inc. SGTN	3/22/18-12/19/18 Custodian	None	None	4/10/18 Stock Purchase Agreement $20,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	China Healthcare Crop. CHNL	6/26/18-12/3/18 Custodian	None	None	7/25/18 Stock Purchase Agreement $75,000, Individual	None
1st Judicial District Court, Laramie County, Wyoming	Cirmaker Technologies Corp. CRKT	9/27/19-3/25/20 Custodian CEO, Director	None	None	12/6/17 Stock Purchase Agreement $40,000, Bridgeview Capital	None

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2nd Judicial Circuit Court, Leon County, Florida	China Teletch Holding Inc. CNCT	10/27/21-3/18/20 Custodian CEO, Director	None	None	11/2/20 Stock Purchase Agreement $80,000, World Capital Hldg.	None
11th Judicial Circuit Court, Miami-Dade County, Florida	Liberty International Holding Corp LIHC	12/16/20-5/5/21 Custodian	None	None	1/8/21 Stock Purchase Agreement $40,000 Supplement Group,Ltd	None
8th Judicial District Court, Clark County Nevada	LaSalle Brands Corp. LSAL	8/28.18-3/19/19 Custodian	None	None	12/6/18 Stock Purchase Agreement $45,000, Individual	None
8th Judicial District Court, Clark County Nevada	Biologix Hair Inc. BGLX	1/28/19-3/28/19 Custodian	None	None	12/9/21 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	National Graphite Corp. NGRC	3/25/19-5/21/19 Custodian	None	None	2/19/20 Stock Purchase Agreement $40,000, Individual	None
8th Judicial District Court, Clark County Nevada	Starstream Entertainment, Inc. SSET	8/26/19-10/30/19 Custodian	None	None	17/23/19 Stock Purchase Agreement $48,000, Individual	None
8th Judicial District Court, Clark County Nevada	Maxwell Resources Inc. MAXE	6/10/19-8/19/19 Custodian	None	None	12/9/21 Stock Purchase Agreement $38,000, Individual	None
8th Judicial District Court, Clark County Nevada	The Evermedia Group EVRM	2/17/20-3/25/29 Custodian CEO, Director	None	None	1/20/20 Stock Purchase Agreement $44,000, Individual	None
8th Judicial District Court, Clark County Nevada	China Changjiang Mining & New Entergy Co CHJI	3/3/20-5/18/20 Custodian CEO, Director	None	None	8/23/20 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	Nhale Inc. NHLE	03/1/21-4/8/21 Custodian CEO, Director	None	None	12/9/21 Stock Purchase Agreement $37,000, Bridgeview Capital Partners	None
8th Judicial District Court, Clark County Nevada	American Rolling Co. Inc. MNGG	6/9/21-6/16/22 Custodian	None	None	N/A	None

EDUCATION AND CREDENTIALS

J.D., Northwestern California School of Law, 2011

B.S.L., Northwestern California School of Law, 2008

Project Management Master Certificate, Villanova University

Terms of Office

The Company’s director was appointed on January 23, 2023. The Director and Officers shall be elected by the Stockholders of the Corporation in an election conducted by the Secretary. The Director and Officers shall serve annual terms automatically renewed unless an election is called.

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The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

Director Independence

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, no director, executive officer, promoter or control person of the Company has been involved in the following:

1.	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
4.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
i.	Any Federal or State securities or commodities law or regulation; or
ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
8.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Meetings and Committees of the Board

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

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The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties will be to recommend to the Company's board of directors the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Code of Ethics

Our Board of Directors has not adopted a code of ethics due to the fact that we presently only have one director who also serves as the sole executive officer of the Company and the Board of Directors chose not to reduce to writing standards designed to deter wrongdoing and promote honest and ethical conduct. The Board of Directors believes that the Company's small size and the limited number of personnel who are responsible for its operations make a formal Code of Ethics unnecessary. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Nomination of Directors

As of December 31, 2023, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when our board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address of our executive offices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2023, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2023, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the twelve-month periods ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings
Zhilian Wu, CEO	2022 and 2023	0	0	0	0	0	0
Dong Chen, Director	2022 and 2023	0	0	0	0	0	0
Rhonda Keaveney	2023	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The Company has not issued any equity compensation any officer or director.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Regulation S-K, Item 4, Section C require the disclosure of transactions with related persons since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

We have one outstanding loan with the following related persons:

The company borrowed $30,641 from Small Cap Compliance, LLC to pay company debt which includes transfer agent fees and accounting fees.

SCC is the majority shareholder of Invech Holdings, Inc. and Rhonda Keaveney, our Company’s sole officer and director, is also the owner of SCC.

This loan bears no interest, is not convertible into the Company’s stock, has no maturity date and is payable upon demand.

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form S-1 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Small Cap Compliance, LLC is not considered a promoter under the meaning of Securities Act Rule 405(1)(ii).

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

At the time SCC purchased the control block of Preferred A Stock, IVHI was a shell company. In accordance with S-K 404(c)(2) paragraphs (c)(1)(i) and (c)(1)(ii), the following information is being disclosed. However, as discussed below, IVHI is no longer considered a shell company.

Rhonda Keaveney has been appointed as custodian to many companies in the states of Nevada, Wyoming, Colorado and Florida. As custodian, Ms. Keaveney, through her company, Small Cap Compliance, LLC has rehabilitated many companies, including IVHI. The only potential conflict in working with, and acting as officer and director, of multiple companies is the amount of time Ms. Keaveney has to spend on the daily operations of each company. The custodian companies have no operations. Ms. Keaveney reinstates each company with its state of domicile, files Form 10s or OTC Markets financial statements, pays certain outstanding company bills and searches for a suitable merger candidate or business combination for each company.

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The potential for conflict is low but not zero. Ms. Keaveney does not employ any investor relations firms to promote any of her companies and focuses on making each company compliant with relevant regulatory agencies. The investors should be aware that Small Cap Compliance, LLC is the majority shareholder for each company and Ms. Keaveney is the only officer, director and executive director for IVHI. These companies have usually been abandoned and the stock is illiquid. The investors could lose some or all of their investment due to these factors.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

Rhonda Keaveney is our CEO and President. She is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors. We have only one individual serving as director, officer, and executive officer.

IVHI is no longer a shell company as discussed in detail in Item 2. We are incurring material operating expenses and development expenses relating to regulatory compliance for public companies and marketing our services. In addition, we have incurred material expenses in the operation of our business, such as travel costs, audit expenses, and so forth. These, and other elements of our operating status show that we indeed are and have “engaged in activities that are, at a minimum, sufficient to manifest a strong commitment to developing a legitimate business.” It is our assertion that since January 21, 2023, IVHI has not been a shell company.

Regulation S-K, Item 404(d)(1) requires that small reporting companies, as defined by § 229.10(f)(1), disclose the acquisition of an entity as it related to a related-party transaction.

Ms. Keaveney is sole shareholder and sole officer and director of Invech Consulting Corporation (“ICC”). IVHI executed a consulting service agreement with ICC.

The terms of the Consulting Services Agreement dated September 10, 2023, is as follows:

ICC will Market public company compliance services to prospective clients. In addition, ICC will draft compliance documents on behalf of IHVI for public companies and compensate IVHI for those services.

In exchange for public company compliance services, ICC will receive 1,000,000 shares of IVHI restricted public shares for 6 months of service. These shares will be paid on March 10, 2024. The service contract are to be reviewed in 12 months. As of this filing, no shares have been issued.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 22, 2024, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Kenny Lau	740,000 Restricted Common Shares	7.77%
Unit 1501 Hollywood Plaza 610 Nathan Road
Kowloon, Hong Kong

Name and Address of Management Ownership	Amount and Nature of Beneficial Ownership	Percentage of Class

Small Cap Compliance, LLC*	300,000 Series A Convertible Preferred Stock**	100%
Rhonda Keaveney, Sole Officer and Director
PO Box 26496 Scottsdale, AZ 85255	1,000,000 Restricted Common Stock	9.5%

Collective Management Ownership	Amount and Nature of Beneficial Ownership	Percentage of Class

Officer & Director, Rhonda Keaveney*	0 shares

*Rhonda Keaveney is the sole owner of Small Cap Compliance, LLC, sole officer and director for IVHI. Miss Keaveney is sole shareholder of the common shares in Invech Consulting Corporation, the Company’s subsidiary.

** Each share of Series A Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock and the Holders of the Series A Stock shall be entitled to 1,000 (One Thousand) votes per share of Series A Stock.

As long as Small Cap Compliance, LLC owns the shares of Preferred A Stock, it will have the majority of the voting power of the company stock outstanding.

ITEM 11A.	MATERIAL CHANGES

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represent the majority control. At that time the Company implemented a new business plan and IVHI is now in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

On September 10, 2023, IVHI executed a Consulting Service Agreement (“Agreement”) with Invech Consulting Corporation (“ICC’) whereby ICC will market IVHI to prospective clients and draft the documents for public company compliance in exchange for 1,000,000 shares of the Company’s restricted common stock. The Agreement is attached as an Exhibit.

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ITEM 12A.	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted under the Nevada Revised Statutes. Our Bylaws also provide that Director, Officers, and all agents or employees shall be defended and indemnified by the Corporation against all claims relating to the course and scope of their duty or duties to the Corporation. The Corporation shall have no duty to indemnify or defend the Director, Officers, agents, or employees from claims of gross negligence, criminal negligence, intentional misconduct, and/or fraud.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by the law firm of Archer & Greiner P.C., Salt Philadelphia, PA.

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EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2023 and 2022 included in this prospectus have been audited by BF Borgers CPA PC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

Amount to be Paid
SEC registration fee	110.20
Legal fees and expenses	1,000.00
Accounting fees and expenses	33,000.00
Printing and miscellaneous expenses	20,000.00
Total	54,110.20

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser, each prospectus and prospectus supplement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Small Cap Compliance, LLC was issued 300,000 shares of Preferred A Stock on January 25, 2023 for the purchase price of $40,000 and 1,000,000 shares of Restricted Common Stock on September 12, 2023 for consulting services. Small Cap Compliance, LLC is owned by Ms. Keaveney, the only officer, director and executive officer of IVHI.

These shares were issued under Section 4(a)(2) of the Securities Act of 1933.

Series A Stock is convertible as follows:

Each share of Series A Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock and the Holders of the Series A Stock shall be entitled to 1,000 (One Thousand) votes per share of Series A Stock

52

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. You can also request copies of such documents, free of charge, by contacting the company at 972-221-4080.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

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ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INVECH HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Invech Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Invech Holdings, Inc. (the “Company”) as of December 31, 2023 and 2022 and the related statements of operations, shareholders’ equity, and cash flows for the two years in the period ended December 31, 2023, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the two years in the period ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2023

Lakewood, CO

April 17, 2024

F-2

INVECH HOLDINGS, INC.

BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets:

Cash	$7,000	$–

Total Assets	$7,000	$–

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Due to a related party	$30,641	$–
Total Liabilities	30,641	–

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized	–	–
Series A Preferred stock, $0.001 par value; 1,000,000 shares designated; 300,000 and 110,000 shares issued and outstanding, respectively	300	110
Common stock, $0.001 par value; 500,000,000 shares authorized, 10,521,335 and 9,521,335 shares issued and outstanding, respectively	2,195	1,195
Additional paid-in capital	215,063	175,253
Accumulated deficit	(241,199)	(176,558)
Total Stockholders’ Equity (Deficit)	(23,641)	–

Total Liabilities and Stockholders' Equity	$7,000	$–

The accompanying notes are an integral part of these audited financial statements.

F-3

INVECH HOLDINGS, INC.

STATEMENTS OF OPERATIONS

(Audited)

	For the Years Ended
	December 31,
	2023	2022
Operating Expenses:
General & administrative expenses	$64,641	$–
Total operating expenses	64,641	–

Loss from operations	(64,641)	–

Net Loss	$(64,641)	$–

Loss per share– basic and diluted	$(0.01)	$–

Weighted average shares – basic and diluted	9,776,130	9,521,335

The accompanying notes are an integral part of these audited financial statements.

F-4

INVECH HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

(Audited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2021	110,000	$110	9,521,335	$1,195	$175,253	$(176,558)	$–
Net loss	–	–	–	–	–	–	–
Balance at December 31, 2022	110,000	110	9,521,335	1,195	175,253	(176,558)	–
Preferred shares cancelled	(110,000)	(110)	–	–	110	–	–
Preferred shares sold for cash – related party	300,000	300	–	–	39,700	–	40,000
Common stock issued for consulting – related party	–	–	1,000,000	1,000	–	–	1,000
Net loss	–	–	–	–	–	(64,641)	(64,641)
Balance at December 31, 2023	300,000	$300	10,521,335	$2,195	$215,063	$(241,199)	$(23,641)

The accompanying notes are an integral part of these audited financial statements.

F-5

INVECH HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

(Audited)

	For the Years Ended
	December 31,
	2023	2022
Cash flows from operating activities:

Net loss	$(64,641)	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services – related party	1,000	–
Changes in assets and liabilities:	–	–

Net cash used in operating activities	(63,641)	–

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Cash advances – related party	30,641	–
Preferred stock sold for cash – related party	40,000	–
Net cash provided by financing activities	70,641	–

Net change in cash	7,000	–

Cash, beginning of year	–	–

Cash, end of year	$7,000	$–

The accompanying notes are an integral part of these audited financial statements.

F-6

INVECH HOLDINGS, INC.

Notes to the Financial Statements

December 31, 2023

(Audited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc. On July 19, 2018, the name of the Company was changed to Invech Holdings, Inc.

On January 21, 2023, 300,000 shares of Convertible Series A Preferred Stock was sold to Small Cap Compliance, LLC for $40,000. These shares represent a change of control.

With the change of control, the Company is moving in a new direction, specializing in drafting regulatory documents and consulting for public companies. Services include FINRA corporate filings, drafting incorporation and corporate documents, drafting OTC Markets Disclosure Statements, and general public company compliance. The Company will act as an outside consulting firm for these services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2023 and 2022.

Income Taxes

We follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

F-7

We adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2023 and 2022, the Company’s diluted loss per share is the same as the basic loss per share, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying audited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of December 31, 2023. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The audited financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – PREFERRED STOCK

The Company has authorized 5,000,000 shares of Preferred Stock. 1,000,000 of those shares are designated as Series A Convertible Preferred Stock (“Series A”). Each share of Convertible Series A Preferred Stock is convertible into 1,000 shares of common stock. In addition, the Convertible Series A Preferred Stock has voting privileges of 1,000 votes per one share of Series A. The Convertible Series A Preferred Stock is not entitled to dividend.

On January 21, 2023, 300,000 shares of Series A was sold to Small Cap Compliance, LLC (“SCC”) for $40,000. These shares represent a change of control. With the change of control, the Company has implemented a new business plan of regulatory compliance consulting for public companies.

On March 3, 2023, the Company cancelled the 110,000 Series A that were issued and outstanding as of December 31, 2023.

F-8

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, SCC advanced the Company $30,641 to pay for general operating expenses. The advance is non-interest bearing and due on demand.

During the year ended December 31, 2023, the Company granted 1,000,000 shares of common stock to SCC for consulting services.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the audited financial statements were issued and has determined that it does not have any material subsequent events to disclose in these audited financial statements.

F-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 22, 2024.

INVECH HOLDINGS, INC.

By:	/s/ Rhonda Keaveney
Rhonda Keaveney
CEO
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

By:	/s/ Rhonda Keaveney
Rhonda Keaveney
Sole Director
(Principal Executive Officer)

Exhibits

Exhibit Number and Description

3.1	By-Laws

3.2	Articles of Incorporation and Amendments

3.3	Preferred A Shares Certificate of Designation

3.4	IVHI Debt Cancellation of Debt Legal Opinion

3.5	Small Cap Compliance, LLC Stock Purchase Agreement

3.6	Queen Investments and ETAO Stock Purchase Agreement

3.7	ETAO Preferred A Shares Stock Cancellation

3.8	IVHI and Invech Consulting Corporation Consulting Agreement

5.1	Attorney Opinion Letter

10.1	Court Custodial Order of Appointment and Termination

23.1	Consent of BF Borgers CPA PC

107	Calculation of Registration Fee